UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 9, 2017
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement for the Secondary Equity Offering

On August 9, 2017, Diamondback Energy, Inc. (“Diamondback”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Brigham Resources, LLC and Brigham Resources Upstream Holdings, LP (together, the “Selling Stockholders”), and Credit Suisse Securities (USA) LLC, as underwriter (the “Underwriter”). The Underwriting Agreement relates to a public offering (the “Firm Shares Offering”) by the Selling Stockholders of an aggregate of 3,000,000 shares of Diamondback’s common stock at a purchase price to the Selling Stockholders of $91.98 per share (the “Purchase Price”). The Underwriter proposes to offer such shares from time to time for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Firm Shares Offering closed on August 15, 2017. Pursuant to the Underwriting Agreement, the Selling Stockholders granted the Underwriter a 30-day option to purchase up to an aggregate of 450,000 additional shares of Diamondback’s common stock at the Purchase Price (the “Optional Shares Offering” and, together with the Firm Shares Offering, the “Secondary Equity Offering”). Diamondback will not receive any proceeds from the sale of shares in the Secondary Equity Offering. The Underwriting Agreement contains customary representations, warranties and agreements of Diamondback and the Selling Stockholders and other customary obligations of the parties and termination provisions. Diamondback and the Selling Stockholders, in each case severally and not jointly, have agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriter may be required to make because of any such liabilities. Under the Underwriting Agreement, Diamondback, its executive officers and directors and the Selling Stockholders have also agreed, subject to certain exceptions, that they will not, among other things, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Diamondback’s common stock or securities convertible into or exchangeable or exercisable for any shares of its common stock, or publicly disclose the intention to make any such offer, sale, pledge or disposition or, in the case of Diamondback, file with the SEC a registration statement under the Securities Act relating thereto, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 45 days from the date of the Underwriting Agreement.

The Secondary Equity Offering was made pursuant to Diamondback’s effective automatic shelf registration statement on Form S-3 (File No. 333- 218346), filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2017, and a prospectus, which consists of a base prospectus, filed with the SEC May 30, 2017, a preliminary prospectus supplement, filed with the SEC on August 9, 2017, and a final prospectus supplement, filed with the SEC on August 11, 2017.

The Underwriter and its affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for Diamondback and its affiliates in the ordinary course of business for which they have received and would receive customary compensation.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On August 9, 2017, Diamondback issued a press release announcing the pricing of the Secondary Equity Offering. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
10.1	Underwriting Agreement, dated August 9, 2017, by and among Diamondback Energy, Inc., Brigham Resources, LLC, Brigham Resources Upstream Holdings, LP and Credit Suisse Securities (USA) LLC.
99.1	Press release dated August 9, 2017 entitled “Diamondback Energy Announces Pricing of Secondary Common Stock Offering by Certain Stockholders.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	August 15, 2017
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Underwriting Agreement, dated August 9, 2017, by and among Diamondback Energy, Inc., Brigham Resources, LLC, Brigham Resources Upstream Holdings, LP and Credit Suisse Securities (USA) LLC.
99.1	Press release dated August 9, 2017 entitled “Diamondback Energy Announces Pricing of Secondary Common Stock Offering by Certain Stockholders.”